SUPPLEMENTAL AGREEMENT


          THIS SUPPLEMENTAL AGREEMENT (the "Agreement") is made and entered into as of August 29, 1997, by and among Browne Bottling Company, a Delaware corporation (the "Company"), All-American Bottling Financial Corp. ("Financial"), Stephen B. Browne, an individual ("SBB"), Browne and Browne Partners, an Oklahoma general partnership ("B&B"), Browne Oklahoma Properties Partnership, an Oklahoma general partnership ("BOP"), Tennessee Properties Partnership, an Oklahoma general partnership ("TOP"), and Stephen B. Browne, as Trustee of a trust created for the benefit of Stephen Virgil Browne ("Trustee") (SBB, B&B, BOP, TOP and Trustee are sometimes referred to collectively as "Browne"), and Records Investments, L.L.C., an Oklahoma limited liability company ("Records").

                             RECITALS

          A. The Company, SBB, B&B, BOP and Tom L. King ("King") are parties to or otherwise bound by the terms and provisions of a certain Stockholders' Agreement, as amended and restated on August 16, 1993 (the "Stockholders' Agreement"), the terms of which are incorporated herein by this reference.

          B. Effective August 29, 1997, Records acquired 84,228 shares of the Company's outstanding shares of common stock, par value $.01 per share (the "Common Stock") and 500 shares of the Company's outstanding Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") from persons previously bound by the Stockholders' Agreement and, as part of such transaction, Records has agreed to be bound by the terms and provisions of the Stockholders' Agreement. Since August 29, 1997, Records has also acquired warrants to purchase ("Warrants") an aggregate 9,145 shares of Common Stock at an exercise price of $.01 per share. Records beneficially owns $8,187,000 principal amount of 13% Senior Secured Notes due 2001, Series B, issued by the Company's wholly-owned subsidiary, All-American Bottling Corporation, a Delaware corporation ("All-American") (the "Senior Notes").

          C. Browne owns 500 shares of Series B Preferred Stock, 107,016 shares of Common Stock and Warrants to purchase an aggregate of 9,144 shares of Common Stock at a price of $.01 per share. Browne beneficially owns $11,506,000 principal amount of Senior Notes.

          D. Financial owns Warrants to purchase an aggregate of 1,183 shares of Common Stock.

          E.   King beneficially owns 1,000 shares of Common Stock.

          F. The parties desire to enter into certain agreements with respect to the ownership of the Company's Series B Preferred Stock, Common Stock, Senior Notes and Warrants and governance of the Company which will supplement and be in addition to the Stockholders' Agreement, all as more fully set forth herein.

                             AGREEMENT

          In consideration of the recitals set forth above and of the mutual covenants, benefits and burdens set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. CERTAIN DEFINITIONS. The terms "Agreement," "All-American," "Browne," "Common Stock," "Company," "Financial," "Records," "Senior Notes," "Series B Preferred Stock," "Stockholders' Agreement" and
"Warrants" shall have the meanings specified above. In addition the following terms shall have the meanings indicated:

               "AFFILIATE" - Any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

               "BOARD" - The Board of Directors of the Company.

               "BOARD APPROVAL" - The affirmative approval of at least a majority of all persons duly elected or appointed to, and constituting, the entire Board of Directors of the Company (the "Directors").

               "MAJORITY IN INTEREST" - Reference to a Majority in Interest or any other specified percentage in Interest shall mean those shareholders entitled to vote, who, at the time of determination thereof, have either a majority or the specified percentage, as the case may be, of the combined voting power of all Securities entitled to vote on the particular matter, as the case may be.

               "MAJORITY VOTE" - With respect to the Board, the affirmative vote of at least a majority of the Directors.

               "MERGER" - The statutory merger of the Company with and into Newco as provided for in Section 3.2 of this Agreement.

               "NEWCO" - A newly formed Oklahoma corporation into which the Company shall be merged in the Merger.

               "NEW COMMON STOCK" - The common stock of Newco or the Company to be issued upon consummation of the Transaction, having a par value of $.01 per share.

               "PERSON"   -   Any   individual,  corporation,  association,
partnership, joint venture, trust, estate, or other entity or organization.

               "SECURITIES" - The Company's Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock), Series B Preferred Stock, Common Stock, Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock") and Warrants.

               "SPLIT" - A reverse split of the Company's Common Stock.

               "STOCKHOLDER"   -  A  holder  of  record  of  the  Company's
outstanding Securities.

               "STOCKHOLDER APPROVAL" - The affirmative vote by the holders of Securities representing not less than 51% of the total combined voting power of all outstanding Securities having the right to vote.

               "TRANSACTION" - The Merger or the Split.

          2.   CAPITALIZATION OF THE COMPANY.   The  capitalization  of the
Company consists of:

          51,316 shares of Series A Preferred Stock, none of which are issued or outstanding;

          1,000 share of Series B Preferred Stock, of which 1,000 shares are issued and outstanding;

          5,263 shares of Nonvoting Common Stock, none of which are issued or outstanding;

          220,295 shares of Common Stock, of which 192,224 shares are issued and outstanding;

          21,360 Warrants to purchase an aggregate of 21,360 shares of Common Stock, all of which are issued and outstanding, and none of which have been exercised; and

          The Company's wholly-owned subsidiary, All-American, has issued and there is outstanding $45,000,000 principal amount of Senior Notes.

          The Series B Preferred Stock, Common Stock, Warrants and Senior Notes are beneficially owned by the persons and entities in the respective amounts reflected on Exhibit A.

          3.   SECURITIES  OWNERSHIP.   The parties have agreed that Browne
and Records shall have equal ownership of all outstanding Securities and Senior Notes. In order to effect such ownership, the parties agree that:

               3.1    ASSIGNMENT  OF WARRANTS.  Browne and Financial  agree
to grant, bargain, sell, transfer and assign 9,144 Warrants and 1,183 Warrants, respectively, to Records and Records agrees to pay $1.00 for all such Warrants.

               3.2 ACQUISITION OF ADDITIONAL WARRANTS. The parties acknowledge that, in addition to the Warrants beneficially owned by Browne, Financial and Records, Warrants to purchase an additional 1,888 shares of Common Stock are outstanding (the "Other Warrants") and held of record as follows:

          RECORD OWNER           NUMBERS OF OTHER WARRANTS

          Cede & Co.                    1,831
          Christopher Salyer               47
          Lessman Limited Co.              10
               Total                    1,888

The parties shall use their respective best efforts to acquire all the Other Warrants upon such terms and conditions as may be negotiated with the respective owners of the Other Warrants and agreed to by Browne and Records. To the extent that Browne or Records is successful in negotiating for the purchase of all or any of the Other Warrants, Browne and Records shall jointly and in equal shares consummate the purchase of the Other Warrants in accordance with the terms negotiated by the Company, Browne or Records, as the case may be, and any such Other Warrants thus acquired shall be assigned by Browne or the Company to Records for the cash sum of $1.00, and shall be owned by Records.

             3.3. TRANSACTION. Not later than May 15, 1998, Browne and Records shall cause the Company to authorize either (a) a statutory merger (the "Merger") with and into a newly formed Oklahoma corporation ("Newco"), or (b) a reverse split of the Company's Common Stock (the "Split" and, together with the Merger, the "Transaction"), upon such terms and conditions as the Board of Directors of the Company may approve but which shall include the following:

                      (a) The Transaction shall be effective on or prior to August 1, 1998.

                      (b) The exchange ratio for the Transaction shall be one share of New Common Stock in exchange for a number of shares of Common Stock which is not less than the aggregate number of shares of Common Stock which would have been issuable upon exercise of all Other Warrants immediately prior to the effective date of the Transaction.

                      (c) Immediately prior to the effective date of the Transaction, Browne and Records shall surrender for cancellation all Warrants then beneficially owned by them.

                      (d) No fractional share of New Common Stock shall be issued in connection with the Transaction. In view of the issuance of any fraction of a share, a holder of Common Stock or Warrants, who would otherwise be entitled to receive a fractional share of New Common Stock upon consummation of the Transaction or upon exercise of the Other Warrants immediately after the Transaction, shall be entitled to receive cash equal to the fair market value, as determined in good faith by the Board of Directors of the Company in accordance with Delaware law, of the whole share of New Common Stock which would otherwise be issued, multiplied by such fraction.

                      (e) At least thirty (30) days prior to the record date of the Transaction, the Company shall cause the Warrant Agent to deliver written notice of the Transaction and the terms thereof, to each registered holder of the Other Warrants.

             3.4.     OPTIONS.   Upon completion of the Transaction, Browne
and Records shall each have an option to purchase shares of New Common Stock, each of which options shall be exercisable in whole but not in part at any time during a period commencing on the first business day next following the effective date of the Transaction and ending ninety (90) days thereafter. The number of shares of New Common Stock issuable upon exercise of the respective options, if any, shall be that number of shares which, when issued, would represent, in the case of Browne, 50.1% and in the case of Records, 49.9%, respectively, of the total number of outstanding shares of New Common Stock, on a fully diluted basis. The aggregate purchase price to be paid for shares of New Common Stock to be issued upon exercise of the options shall be the aggregate par value of all shares of New Common Stock to be issued to Browne and Records. Each option shall be exercised by written notice thereof given by the option-holder to the Company, and shall be accompanied by a cashier's or certified check in the amount of the exercise price, payable to the Company. The New Common Stock issuable upon the exercise of the Option shall be delivered by the Company to the appropriate party within three (3) days following the notice of exercise. The certificates evidencing such New Common Stock shall bear the legends provided for in Section 2.5 of the Stockholders' Agreement.

             3.5. FAILURE OF TRANSACTION. Prior to the consummation of the Transaction or, if the Transaction shall not be consummated in accordance with the terms of this Agreement, then and in such event Browne and Records agree that in the event of the occurrence of any of the following events affecting the Company:

                      (a) the sale of all or substantially all of the assets followed by a distribution of cash, securities or property to the shareholders of the Company;

                      (b) the acquisition of the Company by another person or entity;

                      (c)  the sale of control of the Company;

                      (d) the payment by the Company of a dividend payable in cash, securities or property;

                      (e)  the liquidation of the Company; or

                      (f) any other transaction by which cash, securities or property is distributed with respect to or is delivered in exchange for outstanding Common Stock,

Browne and Records will share equally in all such stock, securities or property.

             3.6. SENIOR NOTES. Browne and Records agree to use their best efforts to own equal amounts of Senior Notes. If at any time either Browne or Records owns a greater principal amount of Senior Notes than the other, the party owning the greater amount will sell, and the party owning the lesser principal amount will purchase, such principal amount of Senior Notes as will cause the ownership of Senior Notes to be equal as between Browne and Records.

          4.   BOARD OF DIRECTORS.

               4.1. NUMBER, ELECTION AND CLASSIFICATION OF DIRECTORS. The Board shall consist of six (6) persons or such other even number of directors as shall be determined by Stockholder Approval. So long as Browne beneficially owns shares of Common Stock which represent at least twenty five percent (25%) of the combined voting power of all outstanding securities of the Company entitled to vote in the election of directors, Browne shall be entitled to designate one-half of the total number of persons to be members of the Board (the "Browne Directors"). So long as Records beneficially owns shares of Common Stock which represent at least twenty five (25%) of the combined voting power of all outstanding Securities of the Company entitled to vote in the election of directors, Records shall be entitled to designate one-half of the total number of persons to be members of the Board (the "Records Directors"). The initial Board shall include:

          BROWNE DIRECTORS              RECORDS DIRECTORS

          Stephen B. Browne             George J. Records
          Jim Turner                    G.J. Records, Jr.
          Tom L. King                   (to be selected by Records)

               4.2. TERM OF DIRECTORS. Each Director shall be elected annually and shall hold office for a term of one year and until his/her successor shall have been duly elected and shall have qualified. A vacancy on the Board resulting from the departure of a member of the Board who is a Browne Director shall be filled by Browne, and a vacancy resulting from the departure of a member of the Board who is a Records Director shall be filled by Records. A vacancy on the Board shall be filled for the unexpired term of the former member of the Board whose departure from the Board created such vacancy.

               4.3. VOTING FOR DIRECTORS. So long as Browne or Records is entitled to designate members of the Board of Directors, each of Browne and Records agrees to vote all shares of the Company's Capital Stock which it is entitled to vote in the election of directors for the election to the Board of Directors the persons from time to time designated by Browne and Records, as the case may be, including persons designated to fill vacancies on the Board of Directors. To such end, each of Browne and Records hereby irrevocably constitutes and appoints Stephen B. Browne and G.J. Records, Jr., and each or any of them, with full power of substitution, as the sole and exclusive attorney-in-fact and proxy to vote all shares of the Company's Capital Stock which such party is entitled to vote in connection with the election of directors of the Company and directs such proxies to vote all such shares of the Company's Capital Stock for the election as directors the persons designated from time to time by Browne and Records to be Directors pursuant to this Agreement. The proxy given hereby shall be deemed to be coupled with an interest, and shall continue for so long as this Agreement shall be in force and effect or for such shorter period as may be mutually agreed upon by the parties.

               4.4.   AUTHORITY OF BOARD.  The Board shall exercise control
over all aspects of Company's business and affairs. The Board shall have full and complete authority and discretion to make any and all decisions concerning the business and affairs of the Company. The Board may, subject to the provisions of this Agreement, elect such Officers, and delegate such authority to such Officers, as the Board deems necessary or advisable, and in the best interests of the Company. Except as otherwise expressly provided herein, all actions and approvals by the Board shall be effected by a Majority Vote.

               4.5. INDEMNITY OF DIRECTORS. No Director of the Company shall be liable, responsible or accountable for damages or otherwise to the Shareholders or any other Person or the Company for any acts taken or performed or for any omission to act, if such conduct does not constitute willful misconduct or recklessness. In any threatened, pending or completed action, suit or investigation in which any Director or the Company was or is a party by virtue of his status as a Director of the Company, the Company shall, solely from Company assets, indemnify the Director against judgments, settlements, penalties, fines or expenses, including attorneys' fees, incurred by him in connection therewith, so long as his action or failure to act does not constitute willful misconduct, recklessness, a breach of loyalty, lack of good faith, intentional misconduct, knowing violation of law, or a transaction from which he derived an improper personal benefit. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights and remedies to which the Director shall be entitled, whether pursuant to some other provision of this Agreement, or any other agreement at law or in equity.

               4.6. RESIGNATION OF DIRECTOR. Any Director may resign from the Board at any time by giving written notice to the Company. The resignation of any Director shall take effect upon the receipt of notice or at such time as shall be specified in the notice. The acceptance of the resignation shall not be necessary to make it effective.

               4.7.   REMOVAL  OF  DIRECTORS.   A  Browne  Director  may be
removed at any time, with or without cause, by Browne. A Records Director may be removed at any time, with or without cause, by Records.

          5. LEASES. It is expected that Browne and Records will form a partnership or limited liability company (the "Entity") to which Records will contribute cash and Browne will contribute improved real property currently leased to the Company and its subsidiaries. The parties agree that such leases will not be modified without the prior mutual consent of Browne and Records.

          6. DISCLOSURE OF INFORMATION. Each of Browne and Records agrees that so long as Browne or Records is entitled to designate a member of the Company's Board of Directors and for a period of five (5) years thereafter, neither party will, without the prior written consent of the Board of the Company, directly or indirectly, in any individual, corporate or representative capacity whatsoever, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning any matters affecting or relating to the Business which are not already in the public domain, including without limitation: (i) the names of any of the prior or present customers or accounts of the Business, (ii) the prices for which the Company obtains or has obtained, or at which it sells, or has sold, products of the Business, (iii) the names of the personnel involved in the Business, (iv) the Company's financial affairs as they relate to the Business, or (v) the Company's plans, trade secrets, or other data of any kind, nature or description whatsoever relating to the Business. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as among them, the same are important, material and confidential and materially affect Company's effective and successful conduct of the Business and its goodwill.

          7. COVENANT NOT TO COMPETE. Each of Browne and Records agrees that so long as Browne or Records is entitled to designate a member of the Company's Board of Directors and for a period of five (5) years thereafter without the prior written consent of the Board of the Company, neither party will, directly or indirectly, (i) through any corporation, partnership or other entity (a) with respect to which such party or any Affiliate of such party is now or may hereafter be a director, executive officer or general partner, or (b) which is now or may hereafter be otherwise owned or controlled by such party or any Affiliate of such party, or (ii) as principal, agent, employee, employer, consultant, director, stockholder or holder of any equity security, partner or in any other individual or representative capacity whatsoever:

               7.1 Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any then existing customers, suppliers, businesses, or accounts of the Business, or of the Company in connection with any business competitive with the Business in any State where the Company may conduct the Business (collectively, the "Restricted States"), nor interfere or compete with the Business, or any portion thereof or the Company in connection with such customers, suppliers, businesses, and accounts in the Restricted States;

               7.2. Knowingly hire, attempt to hire, contact or solicit with respect to hiring any present employee or future employee or consultant of the Business or any portion thereof, or the Company;

               7.3. Knowingly engage in, or give any advice to, any person, firm, partnership, association, corporation or other entity engaged in a business competitive with the Business or any portion thereof in the Restricted States; or

               7.4. Lend credit, money or reputation for the purpose of establishing or operating a business competitive with the Business or any portion thereof in the Restricted States.

          These covenants are intended to restrict the respective parties and each of their respective Affiliates, employees, Associates, agents and representatives from competing in any manner with the Business, any portion thereof or the Company in the activities carried on by the Company in connection with the Business or any portion thereof. The parties hereto agree that prohibitions set forth in this SECTION 7 shall be liberally interpreted in order to carry out the intents and purposes of this Agreement. As used in this Agreement, the term "Affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; and, when used to indicate a relationship with any person, shall include (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and
(iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the person or any of its parents or subsidiaries.

          8. CORPORATE OPPORTUNITIES. In the event either party is presented with any opportunity to engage in a business activity which is closely related to the business in which the Company is engaged or expects to engage (an "Opportunity"), and if such Opportunity is presented to such party under circumstances that (a) should reasonably lead such party to believe that the person offering the Opportunity expects the Opportunity to be offered to the Company or (b) should reasonably cause such party to believe that the Opportunity would be of interest to the Company, the party receiving the Opportunity shall not take advantage of such Opportunity unless (x) such party first offers the Opportunity to the Board and makes disclosure to the Board regarding the Opportunity and the interest of such party in taking advantage of the Opportunity, (y) the Opportunity is rejected by Board Approval.

          9. ENFORCEMENT OF COVENANTS. Each party acknowledges that a violation or attempted violation on its part of any agreement in SECTIONS 5, 6, 7 AND 8 above will cause such damage to the Company and the Business which will be irreparable, and accordingly, each party agrees that the Company shall be entitled as a matter of right to an injunction from any court of competent jurisdiction, restraining any further violation of such agreements by such party and its Affiliates, their respective employees, agents or representatives, either individually or collectively. Each party further agrees that the five (5) year period of restriction set forth in SECTIONS 6 AND 7 above shall be tolled during any period of violation thereof by such party or any Affiliate of such party. Any exercise by the Company of its rights pursuant to this SECTION 9 shall be cumulative and in addition to any other remedies to which the Company may be entitled.

          10. INVALID PROVISIONS. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in the terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          11. WAIVER OF BREACH. The failure of any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

          12. ENTIRE AGREEMENT. This Agreement contains the complete understanding and the entire agreement of the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein or provided for hereby. No modification or amendment of any of the terms, conditions or provisions in this Agreement may be made other than by written agreement signed by the parties hereto.

          13.  CAPTIONS.   The  captions, headings and arrangements used in
this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          14. CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall, be governed by, and construed in accordance with, the laws of the State of Oklahoma applicable to contracts made and to be performed wholly within such State, without regard to the choice of law rules of the State of Oklahoma.

          15. PARTIES IN INTEREST. This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement may not be transferred or assigned by any party hereto. Nothing in this Agreement is intended, or shall be construed, to confer upon or to give any person other than the parties hereto any rights or remedies under, or by reason of, this Agreement, except as expressly provided for herein.

          16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:                         BROWNE BOTTLING COMPANY


                                 By:  STEPHEN B. BROWNE
                                   Stephen B. Browne, President

FINANCIAL:                       ALL-AMERICAN BOTTLING FINANCIAL CORP.


                                 By:  STEPHEN B. BROWNE
                                   Stephen B. Browne, President

BROWNE:
                                 STEPHEN B. BROWNE
                                 Stephen B. Browne, individually  and  as a
                                 general   partner   of   Browne   Oklahoma
                                 Properties      Partnership,     Tennessee
                                 Properties Partnership,  Browne and Browne
                                 Partners and as Trustee of a trust created for the benefit of Stephen Virgil Browne

RECORDS:                         RECORDS INVESTMENTS, L.L.C.


                                 By:  G.J. RECORDS, JR.
                                   G.J. Records, Jr., President